Exhibit 99.1
Associated Materials Incorporated Lenders' Presentation January 27, 2006

Forward Looking Statements The following information may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. You are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Market data and other statistical information used throughout this presentation are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed in this presentation. Although we believe these sources are reliable, we have not independently verified the information.

SECTION 1 Introduction Jim Boland UBS Investment Bank

Objectives Provide a business update Issues impacting business Discuss financial performance 2005 results/challenges Discuss amendment request

SECTION 2 Business Review Mike Caporale and Keith LaVanway Associated Materials

Associated Materials Overview AMI LTM 9/30/05 Sales by Product: $1,135.8MM AMI Sales by Channel AMI Sales by Market Segment Associated Materials is a leading, vertically integrated manufacturer and distributor of exterior residential building products The Company's core products include vinyl windows, vinyl siding, and aluminum and steel siding and accessories, as well as vinyl fencing, decking and railing Approximately 60% of products sold to home repair and remodeling contractors Products marketed on wholesale basis to approximately 50,000 independent contractors through a network of 128 supply centers and approximately 250 independent distributors across the US and Canada

Key Credit Highlights Unique dual distribution strategy through company-owned distribution and independent distribution Vertical integration has allowed AMI to grow sales and EBITDA at a significantly higher rate than competition from 2000-2004 Complete, diversified product offering of vinyl windows, vinyl siding, metals products and third party manufactured products Remodeling focused business - 60% remodeling, 40% new construction Significant cash flow generation Strong management team with proven historical success Committed sponsors

Strong Financial Performance 2000-2004 Net Sales * Adjusted EBITDA * * The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA can be found on pages 28 to 30. Net Sales and Adjusted EBITDA shown above for 2003 represent pro forma amounts as if the acquisition of Gentek had occurred as of the beginning of 2003.

Business Strategy Capitalize on the advantages of having a US (104) and Canadian (24) distribution network Increase sales at existing supply centers Selective addition of supply centers Increase focus on distribution of third party manufactured products and Gentek metals products Continue rapid growth of installed sales Increase share by strengthening independent distribution and direct channels Focus on Revere(r) / Gentek(r) brands Continue to aggressively grow direct window business Lead industry in product innovation with a broad range of products and brands Operational excellence

2005 Issues Unprecedented commodity cost inflation Increased transportation costs due to higher fuel costs Ennis/Freeport plant consolidation Market weakness, particularly in Midwest/Central regions of U.S.

AMI Income Statement (September 2005 YTD)

September 2005 YTD EBITDA vs. Prior Year Record inflation in commodity costs Commodity cost increases exceeded price increases by $11.2 million year-to-date Consolidation of Ennis and Freeport vinyl siding plants resulted in inefficiencies of $7.5 million year-to-date Higher freight costs, primarily due to higher fuel costs, resulted in a $6.4 million unfavorable variance to the prior year

Commodity Costs vs. Price Increases Record inflation in commodity costs; resin and aluminum costs have exceeded the prior year by 25% year- to-date through September 2005 Resin costs have been impacted by both capacity constraints at suppliers (high capacity utilization) and higher input costs (natural gas is a primary input in the production of vinyl resin) Aluminum costs have been impacted by higher LME prices and higher conversion costs (primarily related to industry capacity constraints) Post Katrina/Rita resin prices increased 33% from August to October Many other raw materials (e.g. additives) have also increased significantly over the prior year (up 25%) Due to weaker siding industry demand, competitive pressures reduced our ability to fully achieve announced price increases to cover commodity price increases in the short-term

Commodity Costs-Resin CDI Resin Cost1 Source: Chemical Data, L.P. Notes: 1 Represents PVC pipe grade resin price (indexed at January 2002 = 100) 2 January 2006 price represents monthly estimate. February and March 2006 prices represent Q1 2006 average estimate. April 2006 - December 2006 prices based on quarterly estimates

Commodity Costs-Aluminum LME Aluminum Cost ($ / lb.)1 Source: The London Metal Exchange Limited Notes: 1 Represents LME cash price 2 Represents annual estimate

Transportation Costs Average Diesel Prices ($ / gallon)1 Higher fuel costs negatively impacted EBITDA by $6.4 million September 2005 YTD Fuel costs expected to remain at higher levels for the foreseeable future Source: Energy Information Administration Notes: 1 Represents U.S. No 2 diesel retail sales by all sellers 2 Represents annual on-highway retail estimate

Ennis / Freeport Plant Consolidation Scope of the Ennis / Freeport plant consolidation included Moving 3 extruders from the Freeport facility to Ennis Installing 2 new high speed extruders Building a 200K square foot warehouse to consolidate inventories of the two plants Upgrading the blending systems Consolidation of the Ennis / Freeport plants created a number of issues: Not achieving acceptable rate of throughput on extruders Higher inventory movement / consolidation costs due to delay in timing of new facility Plant equipment maintenance and operator training issues created inefficiencies resulting in higher costs Service level issues affected sales volumes

Revenue Growth / Market Conditions Unit sales growth through September 2005 has slowed from previous year levels Vinyl siding units - 1% growth versus 5% growth for full year 2004 Window units - 11% growth versus 20% growth for full year 2004 Vinyl siding industry is down 6% for the year vs. an increase of 1.5% in 2004 Pricing environment has become more competitive Remodeling sales have been weak throughout the year, primarily in the Midwest and Central regions of the U.S. The resulting mix shift toward new construction results in lower overall margins

SECTION 3 Actions Taken to Date Mike Caporale and Keith LaVanway CEO and CFO

Actions Taken-Price Increases Implemented blended 12% price increase in mid-October 2005 to offset continued significant commodity cost inflation Implemented $3/window price increase in mid-October 2005 Implemented metals price increases effective December 2005 of approximately 6-7% Major vinyl siding competitors have announced similar price increases-market has supported increase Certain window competitors have also announced price increases

Actions Taken-Ennis/Freeport Consolidation New COO hired effective November 28, 2005 20 years with Black & Decker - senior operating positions Significant experience in cost reductions/Six Sigma Tasked with instituting operational excellence throughout the manufacturing organization Promoted plant manager of Burlington facility to be Vice President of Extrusion Operations Has responsibility for both Ennis and Burlington Burlington facility has some of the lowest manufacturing costs/best service levels in the industry Hired new plant manager on-site at Ennis Significant extrusion experience at vinyl siding competitor Retained consulting group (Alaris) to review entire vinyl siding supply chain-from manufacturing through company-owned distribution Working through comprehensive project list developed over the past several months

Actions Taken-Overhead Reduction In light of performance of business-we have implemented overhead reductions which we expect to benefit the Company during 2006 and beyond Includes headcount elimination resulting in $3.5 million annualized cost savings

SECTION 4 Summary of Amendment Jim Boland UBS Investment Bank

Summary of Amendment Increase U.S. Revolving Loan Commitment by $10 million to $70 million ($20 million Canadian Revolving Loan Commitment unchanged) Amend certain financial covenants (Leverage Ratio, Interest Coverage Ratio, Fixed Charge Coverage Ratio) Increase Applicable Margin by 25 basis points to L+250 on the Term Loan Increase Applicable Margin by 25 basis points on Swing Line Loans and Revolving Loans (from the applicable percentage per annum set forth in Section 1.1. of the Second Amended And Restated Credit Agreement) The amendment will require requisite lender approval of more than 50% of total commitments

Proposed Changes to Financial Covenants The amendment will change Section 7.2.4 of the Second Amended And Restated Credit Agreement to reflect the following Leverage, Interest Coverage and Fixed Charge Coverage Ratios

Proposed Timetable

SECTION 5 Public Questions and Answers

Supplemental Information Computation of Non-GAAP Financial Information Reconciliation of AMI's Net Income to EBITDA and Adjusted EBITDA Reconciliation of Alside's Net Income to EBITDA and Adjusted EBITDA Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended January 3, 2004

Supplemental Information Reconciliation of AMI's Net Income to EBITDA and Adjusted EBITDA EBITDA is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA excludes certain items. The Company considers adjusted EBITDA to be an important indicator of its operational strength and performance of its business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and / or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs. In addition, the Company's credit facility has certain covenants that use ratios utilizing this measure of adjusted EBITDA. The definition of EBITDA under the indentures governing the notes also excludes certain items. Adjusted EBITDA has not been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA as presented by the Company may not be comparable to similarly titled measures reported by other companies. Such supplementary adjustments to EBITDA may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934.

Supplemental Information Reconciliation of Alside's Net Income to EBITDA and Adjusted EBITDA

Supplemental Information Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended January 3, 2004